EMB-140LR

                          PURCHASE AGREEMENT DCT-043/01



                                     Between





                          EMBRAER - EMPRESA BRASILEIRA

                               DE AERONAUTICA S.A.



                                       And



                              ASTRAL AVIATION, INC.

                                      INDEX

          ARTICLE                                                         PAGE

1.    DEFINITIONS.............................................................2
2.    SUBJECT.................................................................4
3.    PRICE...................................................................5
4.    PAYMENT.................................................................5
5.    DELIVERY................................................................6
6.    CERTIFICATION...........................................................6
7.    ACCEPTANCE AND TRANSFER OF OWNERSHIP....................................7
8.    STORAGE CHARGE..........................................................9
9.    DELAYS IN DELIVERY.....................................................10
10    INSPECTION AND QUALITY CONTROL.........................................12
11.   CHANGES................................................................12
12.   WARRANTY...............................................................14
13.   PRODUCT SUPPORT PACKAGE................................................14
14.   ASSIGNMENT.............................................................14
15.   RESTRICTIONS AND PATENT INDEMNITY......................................15
16.   MARKETING PROMOTIONAL RIGHTS...........................................16
17.   TAXES..................................................................16
18.   APPLICABLE LAW.........................................................16
19.   JURISDICTION...........................................................16
20.   TERMINATION............................................................17
21.   OPTION FOR THE PURCHASE OF ADDITIONAL AIRCRAFT.........................19
22.   INDEMNITY..............................................................20
23.   NOTICES................................................................20
24.   CONFIDENTIALITY........................................................21
25.   SEVERABILITY...........................................................21
26.   NON-WAIVER.............................................................22
27.   INTEGRATED AGREEMENT...................................................22
28.   NEGOTIATED AGREEMENT...................................................22
29.   COUNTERPARTS...........................................................22
30.   ENTIRE AGREEMENT.......................................................22
31.   LANGUAGE...............................................................22
32.   CURRENCY...............................................................22

                                   ATTACHMENTS

"A"      AIRCRAFT SPECIFIC CONFIGURATION, FINISHING AND REGISTRATION MARKS
"B"      FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE
"C"      WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP
"D"      PRICE ESCALATION FORMULA
"E"      *
"F"      *
"G"      PERFORMANCE GUARANTEE

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                          PURCHASE AGREEMENT DCT-043/01

THIS AGREEMENT IS ENTERED INTO THIS 13th DAY OF AUGUST, 2001, BY AND BETWEEN EMBRAER - EMPRESA BRASILEIRA DE AERONAUTICA S.A. AND ASTRAL AVIATION, INC. FOR THE PURCHASE AND SALE OF EMBRAER AIRCRAFT.

THE SALE COVERED BY THIS AGREEMENT SHALL BE GOVERNED SOLELY BY THE TERMS AND CONDITIONS HEREIN SET FORTH, AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE, AS WELL AS BY THE PROVISIONS SET FORTH IN THE ATTACHMENTS HERETO.

THIS AGREEMENT SHALL NOT BE EFFECTIVE UNLESS AND UNTIL IT IS SIGNED BY AN AUTHORIZED OFFICER OF ASTRAL AVIATION, INC. AND EXECUTED BY TWO AUTHORIZED OFFICERS OF EMBRAER - EMPRESA BRASILEIRA DE AERONAUTICA S.A.

1.     DEFINITIONS

       For the purpose of this Agreement, the following definitions are hereby adopted by the Parties and, unless otherwise expressly provided, the singular includes the plural, the masculine includes the feminine and neutral genders:

       1.1 "Actual Delivery Date" shall mean, with respect to each Aircraft, the date on which Buyer obtains title to that Aircraft in accordance with Article 7 hereof.

       1.2 "AD's" shall mean Airworthiness Directives issued by either the CTA or the Air Authority, in connection with and with respect to the Aircraft.

       1.3 "Agreement" or "Purchase Agreement" shall mean this purchase agreement.

       1.4 "Air Authority" shall mean the Federal Aviation Administration - FAA, or such other agency of the federal government of the United States of America from time to time charged with the administration of civil aviation.

       1.5 "Aircraft Basic Price" shall mean the Aircraft price, as defined in Article 3.1.

       1.6 "Aircraft Purchase Price" shall mean the Aircraft price, effective on the relevant Aircraft Contractual Delivery Date, resulting from the application of the Escalation Formula to the Aircraft Basic Price as set forth in Article 3.3.

       1.7 "Aircraft" shall mean the EMB--145, model EMB135KL aircraft, (commercially known as an ERJ-140LR) manufactured by Embraer according to the Technical Description TD-

              140/003, dated June 2001 (which, although not attached hereto, is incorporated herein by reference) and the Aircraft Specific Configuration, Finishing and Registration Marks described in the Attachment "A", for sale to Buyer pursuant to this Agreement, equipped with two (02), AE3007A1/3 engines manufactured by Rolls Royce Allison (or, where there is more than one of such aircraft, each of such aircraft).

       1.8 "Buyer" shall mean Astral Aviation, Inc., a company with its principal place of business at 1190, West Rawson Ave., Oak Creek, Wisconsin, 53154-1453, USA.

       1.9 "Business Day(s)" shall mean a day on which banks are open for business in Sao Jose dos Campos, Sao Paulo, Rio de Janeiro, and New York.

       1.10 "Contractual Delivery Date" shall mean the delivery date referred to in Article 5 of this Agreement.

       1.11 "CTA" shall mean the Aerospace Technical Center of the Brazilian Ministry of Aeronautics.

       1.12   "Day(s)" shall mean calendar days.

       1.13 "Embraer" shall mean Embraer - Empresa Brasileira de Aeronautica S.A., a Brazilian corporation with its principal place of business at Av. Brigadeiro Faria Lima, 2170 - Putim, Sao Jose dos Campos, Sao Paulo, Brazil.

       1.14 "Escalation Formula" shall mean the escalation formula contained in Attachment "D" hereto.

       1.15 "F.A.F. " shall mean that the Aircraft is delivered to Buyer at Embraer facilities in Sao Jose dos Campos, Sao Paulo, Brazil, in accordance with the terms of this Agreement.

       1.16 "Firm Aircraft" shall mean the twenty (20) Aircraft that Buyer has committed to buy from Embraer, and Embraer committed to sell to Buyer, subject to the terms of this Agreement.


       1.17 "Major Changes" shall mean the changes to the design of the Aircraft, as defined in Article 11.2.2 hereof.

       1.18 "Mandatory Service Bulletins" shall mean the service bulletins applicable to the Aircraft, which are issued by Embraer to implement the AD's referred to under Article 11.4 herein.

       1.19 "Minor Changes" shall mean the changes to the design of the Aircraft defined as per the terms and conditions of Article 11.2.1 hereof.

       1.20 "Option Aircraft Basic Price" shall mean the unit price of the Option Aircraft, as per the terms and conditions of Article 21.2 hereof.

       1.21 "Option Aircraft Contractual Delivery Date" shall mean the delivery schedule of the Option Aircraft referred to in Article 21 hereof.

       1.22 "Option Aircraft Initial Deposit" shall mean the initial deposit referred to under Article 21.1 of this Agreement.

       1.23 "Option Aircraft Purchase Price" shall mean the escalated price of the Option Aircraft, as per the terms and conditions of Article
              21.3 hereunder.

       1.24 "Option Aircraft" shall be the up to twenty (20) additional ERJ-140 LR Aircraft that Buyer shall have the option to purchase as per the terms of Article 21 hereof.

       1.25   "Parties" shall mean Embraer and Buyer.

       1.26 "Product Support Package" shall mean the products, Technical Publications and Services to be provided by Embraer as per Article 13 herein.

       1.27   "Proposal"  *

       1.28 "Scheduled Inspection Date" shall mean the date on which a certain Aircraft hereunder is available for inspection and acceptance by and subsequent delivery to Buyer, as per the terms and conditions of Article 7.1 hereof.

       1.29 "Services" shall mean the familiarization and on-site support for the Aircraft, part of the Product Support Package, as specified in Attachment "B".

       1.30 "Technical Publications" shall mean the technical documentation pertaining and related to the Aircraft as listed in Exhibit 1 to Attachment "B".

       1.31 "USD" or "US$" shall mean the legal currency of the United States of America.

       1.32 "Working Day(s)" shall mean a day, other than Saturday, Sunday or holiday, on which Embraer in Sao Jose dos Campos, SP, Brazil is open for business.

2.     SUBJECT

       Subject to the terms and conditions of this Agreement:

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       2.1 Embraer shall sell and deliver and Buyer shall purchase and take delivery of twenty (20) Firm Aircraft;

       2.2 Embraer shall provide to Buyer the Services and the Product Support Package; and

       2.3 Buyer shall have the option to purchase up to twenty (20) Option Aircraft, in accordance with Article 21 hereof.

3.     PRICE

       3.1 Buyer agrees to pay Embraer, in United States dollars, the total Aircraft Basic Price of *, at a unit Aircraft
              Basic Price of *, * economic condition.

       3.2 The Services and Technical Publications are to be provided to Buyer * as well as other services shall be billed to Buyer in accordance with Embraer's rates prevailing at the time Buyer places a purchase order for such additional technical publications or other services.

       3.3 The Aircraft Basic Price shall be escalated according to the Escalation Formula. Such price as escalated shall be the Aircraft Purchase Price and it will be provided to Buyer * prior to each Aircraft Contractual Delivery Date.

4.     PAYMENT

       4.1.1  *

       4.1.2 The Aircraft Purchase Price of each Aircraft shall become due and payable upon acceptance of each relevant Aircraft by Buyer, and shall be paid by Buyer *.

4.2    Net payments:

       4.2.1 All payments to be made by Buyer under this Agreement shall be made without set-off or withholding whatsoever. If Buyer is obliged by law to make any deduction or withholding from any such payment, the amount due from Buyer in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, Embraer receives a net amount equal to the amount Embraer would have received had no such deduction or withholding been required to be made.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

4.3    Initial Deposits:

       4.3.1 The Initial Deposits shall *, and shall be held by Embraer *.

5.     DELIVERY

       Subject to payment in accordance with Article 4 hereof and the provisions of Articles 7 and 9 hereof, the Aircraft shall be offered by Embraer to Buyer, by means of a written notice, for inspection, acceptance and subsequent delivery in F.A.F. condition, at Sao Jose dos Campos, State of Sao Paulo, Brazil, according to the following schedule:

      -------------------------------------------------------------------------------------------------------
            AIRCRAFT        CONTRACTUAL DELIVERY DATE           AIRCRAFT          CONTRACTUAL DELIVERY DATE
      -------------------------------------------------------------------------------------------------------
               01                     *   2002                     11                     *
      -------------------------------------------------------------------------------------------------------
               02                     *                            12                     *
      -------------------------------------------------------------------------------------------------------
               03                     *                            13                     *
      -------------------------------------------------------------------------------------------------------
               04                     *                            14                     *
      -------------------------------------------------------------------------------------------------------
               05                     *                            15                     *
      -------------------------------------------------------------------------------------------------------
               06                     *                            16                     *
      -------------------------------------------------------------------------------------------------------
               07                     *                            17                     *
      -------------------------------------------------------------------------------------------------------
               08                     *                            18                     *
      -------------------------------------------------------------------------------------------------------
               09                     *                            19                     *
      -------------------------------------------------------------------------------------------------------
               10                     *                            20                     *  2005
     -------------------------------------------------------------------------------------------------------

6.     CERTIFICATION

       6.1 The Aircraft is Type certified according to FAR 25 amendment 84, as well as to the requirements of the Air Authority for the operation of the aircraft by Buyer under FAR 121 except for the items that are under Buyer/operator's regulatory responsibility pursuant to the FARs and are not otherwise required to be provided by Embraer under this Agreement.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       6.2 The Aircraft shall be delivered to Buyer with an export certificate of airworthiness issued by CTA complying with the type certificate. The condition of the Aircraft on delivery and the documentation delivered with the Aircraft, including the above mentioned export certificate of airworthiness, shall * Buyer to obtain a certificate of airworthiness for the Aircraft with the Air Authority. Subject to the above, it shall be Buyer's responsibility to obtain such certificate of airworthiness for and the registration of the Aircraft, at Buyer's sole expense.

       6.3    *.

7.     ACCEPTANCE AND TRANSFER OF OWNERSHIP


       7.1 The Aircraft shall be delivered in accordance with the provisions and schedules specified in Article 5 herein. Each Aircraft shall be offered to Buyer for inspection, acceptance and subsequent delivery by means of written notices issued by Embraer as follows:

       7.1.1. A first notice shall be issued * prior to the relevant Aircraft Contractual Delivery Date informing Buyer of the *;

       7.1.2. A second notice shall be issued * prior to the relevant Aircraft Contractual Delivery Date informing Buyer of the *; and

       7.1.3. A third notice shall be issued to Buyer upon *, with confirmation of the Scheduled Inspection Date, on which date Buyer shall promptly start inspecting such Aircraft. Embraer shall issue the notice informing the Buyer of the Scheduled Inspection Date at least * prior to such Scheduled Inspection Date.

       7.1.4. *

       7.1.5. *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       7.2 Buyer shall be allowed a reasonable period of time but in no event greater than * starting on the Scheduled Inspection Date to inspect and conduct an acceptance flight of each Aircraft prior to its delivery. *.

       7.3    If *, Buyer shall promptly make the due payments according to
              Article 4 hereof and accept delivery of such Aircraft, whereupon the necessary title and risk transfer documents shall be executed in order to effect title transfer.

       7.4    Buyer may decline to accept an Aircraft that does not *.

       7.5 If Buyer declines to accept an Aircraft, Buyer shall promptly give Embraer written notice of all specific reasons for such refusal and Embraer shall have *, commencing on the first Day after *, to take * all necessary actions in order to resubmit the Aircraft to Buyer for re-inspection.

       7.6 Buyer shall be allowed * to re-inspect the Aircraft, starting immediately upon * from Embraer that all necessary actions were taken. The period required for re-inspection as well as the period mentioned in item 7.5 during which Embraer is taking actions in order to resubmit the Aircraft above shall not be considered as part of the * grace period provided for in item 9.2.1 hereof. *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       7.7 Should Buyer fail to perform the acceptance and transfer of title to the Aircraft within the periods provided for and in accordance with this Article 7,and such failure is not due to the non-compliance of the Aircraft as described in Article 7.4, Embraer shall be entitled, at its reasonable discretion, to *. Embraer rights to * shall only become effective if Buyer has not * within * after the Schedule Inspection Date *.

       7.8 Notwithstanding the provisions of Article 7.7 above and in addition to Embraer's rights pursuant to Article 20.3, should Buyer fail to perform the acceptance and transfer of title to the Aircraft within the time period specified in Articles 7.2, 7.5 and
              7.6 above, as applicable, *, interest will accrue at the rate of * over the unpaid balance of the relevant Aircraft Purchase Price, prorated from the date on which Buyer should have *, until the date in which transfer of title occurs or until the date Embraer * pursuant to Article 7.7 above, whichever occurs first. Without prejudice to Embraer's rights set forth in Article 7.7 above, interest accrued will be invoiced by Embraer on a monthly basis, beginning one month after the date on which *, and payment thereof shall be made by Buyer in accordance with the instructions contained therein.

8.     STORAGE CHARGE

       8.1 Subject to Article 8.2, a storage charge equal to * shall be charged by Embraer to Buyer commencing *:

       8.1.1 Buyer's failure to perform inspection or re-inspection of an Aircraft, per the date or time period specified in writing by Embraer, according to Articles 5 and/or 7 hereof, as applicable.

       8.1.2  Buyer's acceptance of an Aircraft when Buyer defaults in *.

       8.1.3 Buyer's failure to remove an Aircraft from Embraer's facilities after *.

       8.2 In the event that an Aircraft Contractual Delivery Date must be extended by Embraer from that which is designated in Article 5 hereof, due to Buyer's failure to perform any action or provide any information contemplated by this Agreement other than the ones specified Articles 8.1.1, 8.1.2, 8.1.3, the storage charge shall commence * after the Contractual Delivery Date relative to such Aircraft.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       8.3 Buyer shall pay the storage charge as set forth in Articles 8.1. or 8.2. hereinbefore, as applicable, in United States dollars, per each month of delay or prorated for part thereof, within * after * of each invoice by Embraer.

9.     DELAYS IN DELIVERY

       9.1    Excusable Delays:

       9.1.1 Embraer shall not be held liable or be found in default for any delays in the delivery of an Aircraft or in the performance of any act to be performed by Embraer under this Agreement, to the extent resulting from the following events or occurrences (hereinafter referred to as "Excusable Delays"): (a) force majeure *, (b) *, c) any delay resulting from any failure by Buyer to perform any action or provide any information contemplated by this Agreement or, (d) delays resulting from any other cause to the extent it is beyond Embraer's control *.

       9.1.2 * after the occurrence of any of the above mentioned events which constitute * causes of Excusable Delay in delivery of an Aircraft or in the performance of any act to be performed by Embraer under this Agreement, Embraer shall send a written notice to Buyer including a description of details involved and an estimate of the effects expected upon the timing of the performance of its contractual obligations.

       9.1.3 Any Excusable Delays shall extend the time for delivery of an Aircraft *, subject to Article 9.1.4. Embraer undertakes to use * to avoid or remove any such cause of delay and to minimize its effect on the Contractual Delivery Date of an Aircraft.

       9.1.4 If the cause of such Excusable Delay is such as to last longer than *, then the Parties shall *; failing which, either Party may terminate this Agreement with regards to the affected Aircraft as provided for in Article 20.2.

       9.2    Non-Excusable Delays:

       9.2.1 If the delivery of an Aircraft is delayed by Embraer for any reason other than an Excusable Delay, for more than *, Buyer shall be entitled to *,

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

              * up to *. If the Aircraft is delayed by Embraer for any reasons other than an Excusable Delay for *.

       9.2.2 If the delivery of an Aircraft is delayed by Embraer for any reason other than an Excusable Delay *, for more than * then up to
              *.

       9.2.3 It is hereby understood that any and all * by Embraer pursuant to this Purchase Agreement will not, in any event, *. Embraer and Buyer acknowledge that the * as set forth herein and in Items
              9.2.1 and 9.2.2 are *. * pursuant to this Article 9.2. shall be * after Buyer pays to Embraer the Aircraft Purchase Price for the Aircraft in question.

       9.2.4 Upon the occurrence of any event which *, Embraer shall * send a written notice to Buyer, *.

       9.2.5 It is agreed between the Parties that if, with respect to a delayed Aircraft, Embraer does not receive a * as mentioned in
              Article 9.2.1 above, from Buyer, within * after *, Buyer shall be deemed to have fully waived its right to *.

       9.3    Delay Due to Loss or Structural Damage of the Aircraft:

              Should any Aircraft be destroyed or damaged before acceptance to the extent that it becomes commercially useless, Buyer may * either take a replacement Aircraft at a later delivery date to be agreed by the Parties, or terminate this Agreement with respect to such Aircraft by notice to Embraer, given in accordance with
              Article 23 hereof, without any liability to either Party *. Embraer agrees to use * to offer Buyer a replacement Aircraft *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

              *.

10     INSPECTION AND QUALITY CONTROL

       10.1 Buyer is hereby allowed to have one authorized representative at Embraer's facilities * to assure * according to the applicable quality control standards.

              Buyer shall communicate to Embraer the name of such representative, by means of written notice, at least thirty (30) days prior to the date of the representative's arrival. The presence of such representative shall not unduly disturb the normal activities of Embraer.

       10.2 Buyer is hereby allowed to have * of authorized representatives at Embraer's facilities in order to perform the inspection and acceptance tests on the Aircraft and Spares. Buyer shall communicate to Embraer the names of such representatives, by means of written notice, at least * prior to the relevant Aircraft Scheduled Inspection Date.

       10.3 One or more of the representatives referred to in Article 10.2 above, or other representatives duly appointed by Buyer, shall be authorized to sign the appropriate acceptance and risk documents and take delivery of the Aircraft and Spares pursuant to Article 7.

       10.4 For the purposes hereof, Embraer shall provide, at no charge to Buyer, room space with communication facilities (telephone and facsimile) for Buyer's authorized representatives, as well as the necessary tools, measuring devices, test equipment and technical assistance as may be necessary to perform acceptance tests.

       10.5 Buyer's authorized representatives shall observe Embraer's administrative rules and instructions while at Embraer's facilities.

       10.6 Buyer's authorized representative shall be allowed exclusively in those areas related to the subject matter hereof and Buyer agrees to hold harmless Embraer from and against all and any kind of to the extent attributable to negligence, gross negligence or willful misconduct of such authorized representatives while at Embraer's facilities.

11.    CHANGES

       11.1 Each Aircraft will comply with the standards defined in Attachment "A" hereto and shall incorporate all modifications which are classified as AD's mandatory by CTA or the Air Authority as provided in Article 11.4, or those agreed upon by Buyer and Embraer in accordance with this Article.

       11.2 The Parties hereby agree that changes can be made by Embraer in the design of the Aircraft, the definition of which and its respective classification shall be in compliance to the Aircraft type specification, as follows:

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       11.2.1 Minor Changes: defined as those modifications which shall not adversely affect the Aircraft in any of the following characteristics: *

       11.2.2 Major Changes: defined as those modifications that affect at least one of the topics mentioned in Article 11.2.1.

       11.3 Embraer shall have the right, but not the obligation, to incorporate Minor Changes in the Aircraft still in the production line at its own cost, without the prior consent of Buyer *.

       11.4 Embraer shall convey those Major Changes that are classified as AD's by means of service bulletins approved by the Air Authority and/or CTA, as appropriate. Service bulletins that implement such AD's shall be referred to as Mandatory Service Bulletins. Embraer shall notify Buyer in writing of all Mandatory Service Bulletins and shall incorporate Mandatory Service Bulletins as follows:

       11.4.1 Compliance required before Contractual Delivery Date: Embraer shall incorporate Mandatory Service Bulletins in undelivered Aircraft at Embraer's expense prior to the Contractual Delivery Date if the compliance time for such Mandatory Service Bulletins is before the Aircraft's Contractual Delivery Date. Embraer shall not be liable for any delays resulting from incorporation of Mandatory Service Bulletins when the Aircraft has already passed the specific production stage affected by the incorporation of said change *. Embraer shall use * to incorporate such Mandatory Service Bulletins as promptly as possible.

       11.4.2 Compliance required after Contractual Delivery Date: During the *, Embraer shall * for Mandatory Service Bulletins that are issued either (i) before the relevant Aircraft's Contractual Delivery Date but with a compliance time after such date or (ii) after the relevant Aircraft's Contractual Delivery Date. *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

              *. Embraer shall not be liable for any downtime of delivered Aircraft that may be necessary for the incorporation of any changes. When flight safety is affected, such changes shall be incorporated *. If * is not available or applicable *, the provisions of Article 11.5 shall apply.

       11.5 Major changes, (other than those which are AD's mandatory per Article 11.4), any change developed by Embraer as product improvement and any change required by Buyer, including those changes required by Buyer's country authorities as a consequence of *, shall be considered as optional and, pursuant to Buyer's request, the corresponding cost proposals shall be submitted by Embraer to Buyer for consideration and approval. Should Buyer not approve any such change, it shall not be incorporated in the Aircraft.

       11.6 Any Major Change to the Aircraft, made in accordance with the foregoing paragraphs that affect the provisions of Attachment "A" hereto, shall be incorporated in said Attachment "A" by means of an amendment.

       11.7 Except as far as it relates to *, each Aircraft shall, on its Scheduled Inspection Date, comply with all of the applicable terms and conditions of Attachment "A" as from time to time amended pursuant to Article 11.6 above. Determination of such compliance shall be *.

12.    WARRANTY

       The Aircraft subject to this Agreement, will be warranted in accordance with the terms and conditions specified in Attachment "C" hereto. Except when Article 14 applies, if Buyer intends to *, it is Buyer's responsibility to obtain *, as well as to provide Embraer written notice
       * of any changes *.

13.    PRODUCT SUPPORT PACKAGE

       Embraer shall supply to Buyer the Product Support Package described in
       Article 2 of Attachment "B" hereto, which includes Embraer's spare parts policy, the Technical Publications and the Services.

14.    ASSIGNMENT

       Except with regards to the guarantees granted by Embraer for the exclusive benefit of Buyer pursuant to Attachments E, F and G, Buyer's rights and obligations hereunder may be assigned: (a) to * with Embraer's consent *, (b) to subsidiaries and affiliates which are *; 14.1 (c) to any lender, owner, or other financing party (or any trustee for any of the foregoing) in connection with

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       any Aircraft financing on behalf of Buyer; and which results in Buyer's operation of the relevant Aircraft, and (d) in connection with Buyer's consolidation with or merger *.

       14.2   Notwithstanding anything to the contrary contained herein:

       14.2.1 no such assignment shall *;

       14.2.2 any assignee or transferee shall represent, to the benefit of Embraer, its express agreement and consent to be bound by the terms and conditions of this Agreement as assigned when exercising rights thereunder;

       14.2.3 Embraer shall be notified by Buyer of any such assignment or transfer at least *.

       14.2.4 in no instance shall such assignment or transfer be made to or for the benefit of any transferee or assignee which is a * of *. For the purposes hereof * shall mean *.

       14.2.5 any assignee or transferee of Buyer shall be invested with the requisite power and authority to carry out the transactions contemplated under this Agreement.

15.    RESTRICTIONS AND PATENT INDEMNITY

       This sale does not include the transfer of designs, copyrights, patents, and other similar rights to Buyer. Subject to Buyer's duty to promptly advise Embraer of any alleged copyright or patent infringement of which Buyer becomes aware, Embraer shall defend, indemnify and hold harmless Buyer and its affiliates, successors, directors, officers, employees and agents from an against all claims, suits, losses, liabilities and reasonable expenses (including without limitation reasonable attorneys' fees and legal expenses) arising out of any actual or alleged infringement of any patent, trademark, trade secret, copyright, or other intellectual property right through *. In addition, if any action use of any Aircraft, * enjoined by reason of infringement, Embraer shall, at its sole expense and Embraer's option, either (i) procure for Buyer the right to continue using the infringing items; (ii) modify the items * to render them non-infringing; (iii) replace the infringing items with non-infringing items *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

16.    MARKETING PROMOTIONAL RIGHTS

       Provided *, and provided that *, Embraer shall have the right to show for marketing purposes, free of any charge, the image of Buyer's Aircraft, painted with Buyer's colors and emblems, affixed in photographs, drawings, films, slides, audiovisual works, models or any other medium of expression (pictorial, graphic, and sculptural works), through all mass communications media such as billboards, magazines, newspaper, television, movie, theaters, as well as in posters, catalogues, models and all other kinds of promotional material. Buyer shall be entitled to *, provided however *.

17.    TAXES

       Embraer shall be responsible for and pay all taxes, fees, charges, imposts and duties arising out of or in connection with the performance of this Agreement, or the sale, delivery or transfer of any Aircraft or other things furnished under this Agreement that may imposed under Brazilian laws, *. All other taxes, imposts, fees, withholding taxes, stamp taxes, documentary taxes and any other similar or dissimilar taxes, as well as any *, as may be imposed on the sale subject of this Agreement shall be borne by Buyer.

18.    APPLICABLE LAW

       This Purchase Agreement, and the rights and obligations of the Parties hereunder, shall be governed by and construed and interpreted in accordance with the laws of the State of New York, USA.

19.    JURISDICTION

       All disputes arising in connection with this Purchase Agreement shall be finally settled in the United States District Court for the Southern District of New York located in the county of New York, provided that if such court lacks jurisdiction, disputes shall be resolved in the state courts for the state of New York. The Parties hereby waive any other court of Jurisdiction that may be competent for settlement of disputes arising from this Agreement.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

20.    TERMINATION

20.1 Should either Party fail to comply partially or completely with its obligations hereunder, the other Party shall be entitled to give notice of such failure and to require that such failure be remedied within the period specified in that notice, which period shall not be less than *. Should such failure not be remedied within the period so specified, the Party who gave notice of such failure shall be entitled * this Agreement. Should termination occur in accordance with the foregoing, the defaulting Party shall *. The foregoing provision shall not apply in any circumstance where a specific right of termination is made available hereunder or will be made available hereunder upon the expiration of a specific period of time. Except as otherwise provided for herein, neither Party shall * under of any term, condition, covenant, warranty, or provision of this Agreement, and which either Party would *.

       *

20.2 Upon the occurrence of any Excusable Delay of * after the Aircraft Contractual Delivery Date, Buyer shall have the right to *. If Buyer does not elect to terminate * after *, Embraer shall *. Termination by either Party shall be exercised by means of written notice to such effect, to be issued within the above referred to time periods.

20.3 Buyer shall have the right to terminate * upon the occurrence of any non-Excusable Delay of * after the Aircraft Contractual Delivery Date, and if Buyer does not exercise its right to terminate, Embraer may terminate * after the relevant Aircraft Contractual Delivery Date. Termination by either Party shall be exercised by means of written notice to such effect, to be issued in the case of Buyer not more than * after the Contractual Delivery Date of the Relevant Aircraft, and in the case of Embraer not more than * after the Contractual Delivery Date of the Relevant Aircraft.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

20.4 Buyer shall be entitled to terminate * after final refusal of acceptance in accordance with the terms of Article 7.6. If Buyer has not terminated
       * within * following final refusal of acceptance, Embraer *.

20.5   *

20.6 Upon receipt of a notice of termination by Buyer or Embraer, as the case may be, pursuant to Articles 20.2, 20.3, 20.4 or 20.5 *, it being hereby agreed by the Parties that no other *.

20.7 If Buyer terminates * before an Aircraft Actual Delivery Date (except when such termination is for * or, if Embraer terminates *, pursuant to Articles 4.1 or 7.7 hereof, Buyer shall * provided that if such termination occurs *. Embraer and Buyer acknowledge that the *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       *. For these purposes Embraer may, in its sole discretion, * resulting from such default on *.

20.8 If Buyer terminates * pursuant to Article 7.6 hereof, Embraer, upon Buyer's request, *.

21. OPTION FOR THE PURCHASE OF ADDITIONAL AIRCRAFT Buyer shall have the option to purchase up to twenty (20) Option Aircraft provided however that the Option Aircraft shall be exercised *.

       21.1 Each Option Aircraft shall be configured as per Attachment "A" and shall be available to Buyer at the Firm Aircraft Basic Price and on the *. Any additional Buyer selected optional equipment and/or specific interior configuration changes will affect the Aircraft Basic Price for each applicable Option Aircraft accordingly. The Option Aircraft Basic Price is subject to the Escalation Formula.

       21.2 Buyer shall exercise options in *. If Buyer fewer than * Option Aircraft *, Buyer's right to purchase that number of Option Aircraft equal to *. For example, if Buyer exercises *, Buyer shall be deemed to have waived *.

       21.3   There shall be a minimum of * between the exercise of *.

       21.4 In order to exercise its option, Buyer shall inform Embraer of its decision to acquire each relevant Option Group by means of a written notice to Embraer, return receipt requested.

       21.5   Upon receipt of such notice Embraer shall inform Buyer, *.

       21.6   If Buyer *, Buyer shall promptly * to Embraer.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       21.7 If Buyer and Embraer cannot *, the right of Buyer to * be terminated *.

       21.8 The product support package to be applied to the Option Aircraft is described in Article 2.3.1 of Attachment "B".

22.    INDEMNITY

       22.1 Buyer agrees to indemnify and hold harmless Embraer and Embraer's officers, agents, employees and assignees from and against all liabilities, damages, losses, judgments, claims and suits, including costs and expenses incident thereto, which may be suffered by, accrued against, be charged to or recoverable from Embraer and/or Embraer's officers, agents, employees and assignees by reason of loss or damage to property or by reason of injury or death of any person (excluding any employees, agents directors and officers of Embraer) resulting from or in any way connected with the performance of Services by employees, representatives or agents of Embraer for or on behalf of Buyer related to Aircraft delivered by Embraer to Buyer, while on the premises of Embraer or Buyer, while in flight on Buyer-owned Aircraft or while performing any other service, at any place, in conjunction with the Aircraft operations of Buyer *.

       22.2   *

23.    NOTICES

       All notices, invoices or other correspondence permitted or required hereunder shall be in writing in the English language and sent, by recognized international courier or facsimile, to the attention of the Director of Contracts as to Embraer and of the President of Astral as to Buyer, to the addresses indicated below or to such other address as either Party may, by written notice, designate to the other. Notices, invoices or other correspondence shall be deemed to be received when the sending facsimile machine issues a delivery receipt for the facsimile of such notice, invoice or other correspondence, and when such notice, invoices or other correspondence are sent by * , such notices, invoices or other correspondence shall be *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

23.1   EMBRAER:
       EMBRAER - Empresa Brasileira de Aeronautica S.A.
       Av. Brigadeiro Faria Lima, 2170
       12.227-901 Sao Jose dos Campos - SP
       Brasil
       Telephone: (+55-12) 3945-1410
       Facsimile: (+55-12) 3945-1257

23.2   BUYER:

       Astral Aviation, Inc.
       1190 West Rawson Avenue
       Oak Creek, WI 53154
       Tel: (414) 570-2301
       Fax: (414) 570-1447
       Attn: President
       With a copy to: General Counsel


24.    CONFIDENTIALITY

       Buyer and Embraer agree not to disclose any portion of this Purchase Agreement or its attachments or amendments or any other supplement or any information submitted in connection herewith to any third party without the other Party's written consent, except as required by law, regulation or court order. Without limiting the foregoing, in the event either Party is legally required to disclose the terms of this Purchase Agreement, such Party agrees to * to obtain confidential treatment of the clauses and conditions of this Purchase Agreement as designated by the other Party. The provisions of this Article supersede any prior agreement between the parties related to the use and disclosure of information exchanged between the Parties. This Article 24 shall not prohibit the parties from disclosing the terms of this Agreement and all related documents to their respective legal counsel, accountants and auditors. In connection with any financing associated with Buyer's financing of the Aircraft, * to the financing institution which will provide financing, provided *.

25.    SEVERABILITY

       If any provision or part of a provision of this Agreement or any of the Attachments shall be, or be found by any authority or court of competent jurisdiction to be, invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions or parts of such provisions of this Agreement, all of which shall remain in full force and effect.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

26.    NON-WAIVER

       Except as otherwise specifically provided to the contrary in this Agreement, any Party's refraining from exercising any claim or remedy provided for herein shall not be deemed a waiver of such claim or remedy, and shall not relieve the other Party from the performance of such obligation at any subsequent time or from the performance of any of its other obligations hereunder.

27.    INTEGRATED AGREEMENT

       All Attachments referred to in this Agreement and/or attached hereto are, by such reference or attachment, incorporated in this Agreement.

28.    NEGOTIATED AGREEMENT

       Buyer and Embraer agree that this Agreement, including all of its Attachments, has been the subject of discussion and negotiation and is fully understood by the Parties, and that the rights, obligations and other mutual agreements of the Parties contained in this Agreement are the result of such complete discussion and negotiation between the Parties.

29.    COUNTERPARTS

       This Agreement may be signed by the Parties hereto in any number of separate counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument and all of which when taken together shall constitute one and the same instrument.

30.    ENTIRE AGREEMENT

       This Agreement constitutes the entire agreement between the Parties, superseding all prior oral or written agreements, understandings, representations, proposals and negotiations on the subject matter hereof; and there are no conditions affecting this Agreement that are not expressed herein. This Agreement may not be altered, amended or supplemented except by a written instrument executed by the Parties.

31.    LANGUAGE

       All the correspondence, documents, specifications and other materials to be provided to Buyer, whether in tangible or electronic form and whether provided by Embraer or other vendors, must be provided in the English language

32.    CURRENCY

       Unless otherwise agreed in writing, all payments to be made by the Parties hereunder shall be made in United States dollars

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers and to be effective as of the day and year first above written.



EMBRAER - Empresa Brasileira                ASTRAL AVIATION, INC.
           de Aeronautica S.A.


By:  /s/ Frederico Fleury Curado            By: /s/ James P. Rankin
   ------------------------------              ---------------------------------
Name: Frederico Fleury Curado               Name:  James P. Rankin
Title: Vice President                       Title: President & CEO


By: /s/ Flavio Rimoli
   --------------------------
Name:  Flavio Rimoli
Title: Director of Contracts

Date:  August 13, 2001                      Date:  August 15, 2001
Place: Sao Jose dos Campos, SP              Place: Oak Creek, WI  U.S.A.
       Brazil

Witnesses:

/s/ Albert Y. Close                         /s/ Charles W. Parks II
---------------------------                 -----------------------------
Name: Albert Y. Close                       Name:  Charles W. Parks II
ID:   8895361-0 SSP/SP                      ID:

--------------------------------------------------------------------------------
                                 ATTACHMENT "A"
        AIRCRAFT SPECIFIC CONFIGURATION, FINISHING AND REGISTRATION MARKS
--------------------------------------------------------------------------------

1.     STANDARD AIRCRAFT

       The Aircraft shall be manufactured according to the standard configuration specified in the Technical Description TD-140/003, dated June 2001 and the optional equipment described in item 2.

2.     OPTIONAL EQUIPMENT

       2.1    OPTIONS TO STANDARD AVIONICS CONFIGURATION
              *


       2.2    OPTIONAL SYSTEM/OTHER EQUIPMENT
              *


       2.3    INTERIOR OPTIONAL ITEMS
              *

       2.4    *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "A"
        AIRCRAFT SPECIFIC CONFIGURATION, FINISHING AND REGISTRATION MARKS
--------------------------------------------------------------------------------

3.     FINISHING

       3.1.   EXTERIOR FINISHING:

              The fuselage of the Aircraft shall be painted according to Buyer's color and paint scheme that shall be supplied to Embraer by Buyer on or before * prior to the relevant Aircraft Contractual Delivery Date, *. The wings and the horizontal stabilizer shall be supplied in the standard colors, i.e., gray BAC707.

       3.2.   INTERIOR FINISHING:

              Buyer shall inform Embraer on or before * prior to the relevant Aircraft Contractual Delivery Date of its choice of materials and colors of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain. The above-mentioned schedule for definition of interior finishing shall only be applicable if Buyer selects its materials from the choices offered by and available at Embraer. In case Buyer opts to use different materials and or patterns, Buyer shall *.

4.     REGISTRATION MARKS AND TRANSPONDER CODE

       The Aircraft shall be delivered to Buyer with the registration marks painted on them. Buyer shall supply the registration marks and the transponder code to Embraer no later than * before each relevant Aircraft Contractual Delivery Date.


IT IS HEREBY AGREED AND UNDERSTOOD BY THE PARTIES THAT IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS ATTACHMENT "A" AND THE TERMS OF THE TECHNICAL DESCRIPTION TD-140/005 DATED JUNE 2001, THE TERMS OF THIS ATTACHMENT "A" SHALL PREVAIL.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "B"

                   FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE
--------------------------------------------------------------------------------

1.     FERRY EQUIPMENT AND ASSISTANCE

1.1 If it is necessary for any ferry equipment to be installed by Embraer for the ferry flight between Brazil and the United States of America, Embraer will make available a standard ferry equipment to Buyer (hereinafter the "Kit"), at no charge to Buyer, except as set forth below. In this case, Buyer shall immediately upon its arrival in Ft. Lauderdale, FL, USA, remove the Kit from the Aircraft and return it to Embraer in Brazil at Buyer's own expense, including the necessary insurance.

       If Embraer provides the Kit to Buyer and *, Buyer shall pay *.

       In such case, the original Kit shall *, and the above-mentioned payment shall be made to Embraer by Buyer upon presentation of a sight draft by Embraer.

1.2 Embraer shall make a representative available on board of the Aircraft during * in order to *. Such representative shall remain on board of the Aircraft until *. Any other arrangement shall be requested * prior to the relevant Aircraft Contractual Delivery Date and shall be contingent upon
       *.

2.     PRODUCT SUPPORT PACKAGE

2.1    SPARES

2.1.1. SPARES POLICY

       Embraer guarantees the supply of spare parts, lines replaceable units and ground support equipment, except engines and its accessories, hereinafter referred to as "Spare(s)", for the Aircraft for a period of * after production of the last aircraft of the same type. Such Spares shall be supplied according to the prevailing availability, sale conditions, delivery schedule and effective price on the date of acceptance by Embraer of the purchase order. The Spares may be supplied either by Embraer in Brazil or through it subsidiaries or branch offices. Embraer shall also assist Buyer as required to * spare parts in *.

2.1.2. INITIAL PROVISIONING

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "B"

                   FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE
--------------------------------------------------------------------------------

       Upon Buyer's request, Embraer shall present to Buyer a list containing Embraer's suggestion for an initial provisioning of Spares for purchase by Buyer.

       The objective of the initial provisioning list (IPL) is to provide Buyer with accurate technical data supplied by Embraer, in order to enable an adequate selection of Spares, aiming to support initial scheduled maintenance, based upon operational parameters established by Buyer. Buyer may elect to acquire the items contained in the IPL *. In the event that Buyer elects to purchase all items contained in the IPL * (the "IP Spares"), in order to have the necessary IP Spares available by the time of the first Aircraft Contractual Delivery Date, Buyer must place a purchase order at Embraer for the acquisition of the IP Spares on or before * prior to the first Aircraft Contractual Delivery Date. The delivery schedule of such IP Spares shall be agreed upon by the Parties at the time of *. Should Buyer not inform Embraer of IP Spares items selected by Buyer within the schedule set forth above, *.

2.1.3. PRE-PROVISIONING CONFERENCE

       Embraer will, without charge, provide a qualified team to attend pre-provisioning conferences as necessary to discuss Buyer requirements and all points of the IPL. Such meeting shall be held as soon as practicable following execution of the Purchase Agreement in *.

2.1.4. DATA

       Initial provisioning data will be supplied to Buyer upon request.

       a. INITIAL PROVISIONING DATA: Embraer will supply initial provisioning data within a time period to be mutually agreed upon by both Parties.

       b. PROVISIONING DATA REVISIONS: As requested, the IPL will have the data updated by incorporating engineering and price changes. Embraer will maintain a master copy of the IPL updated until
              *.

2.1.5. SPARES RECOMMENDATIONS (other than IP Spares)

       Embraer will provide, if requested, a breakdown of recommended Spares to support the components used during the Aircraft operation (inventory reprovisioning).

2.1.6. DELIVERY OF SPARES

       Except for those Spares referred to in item 2.1.4. above, IP Spares are normally in inventory and available for delivery on the Aircraft Contractual

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "B"

                   FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE
--------------------------------------------------------------------------------

       Delivery Date. Nevertheless, delivery dates shall be *. Replenishment of Embraer made parts will be in accordance with * and *. Embraer will deliver Spares or IP Spares in FCA (Free Carrier - INCOTERMS 1990) condition, at Sao Jose dos Campos, State of Sao Paulo, Brazil, or at any other port of clearance that may be chosen by Embraer and informed to Buyer.

2.1.7. EMERGENCY SPARES SERVICE

       Embraer will maintain an emergency Spares service. Such service consists of AOG desk accessible through toll-free calling numbers and trained spare-parts specialists available, twenty four (24) hours a day, seven
       (7) days a week.  *.

2.1.8. CREDIT FOR SURPLUS IP SPARES

       Embraer offers to Buyer a program for certain surplus IP Spares manufactured by Embraer and which were * limited to the quantities, part numbers and serial numbers (if applicable) identified in the relevant invoices. Such program will provide terms no less favorable than the following:

       a. Credit Program: During the period commencing * and ending *, Embraer will, *, offer a credit for new and unused IP Spares manufactured by Embraer *. Such credit may be used toward the purchase of *.

              e.1 EXCEPTIONS: Embraer will not issue credits for IP Spares which * and for
                     IP Spares which *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "B"

                   FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE
--------------------------------------------------------------------------------

                     e.2 CREDIT VALUES: The credit for each IP Spare to be issued by Embraer will be: (i) an amount equal to * or (ii) an amount equal to *.

                     e.3 DELIVERY OF SURPLUS IP SPARES: IP Spares for which a credit has been requested shall be delivered by Buyer, *. All returned IP Spares are subject to Embraer's quality control inspection and acceptance. All IP Spares which are rejected by Embraer's quality control and/or are included in the exceptions set forth in paragraph a.1 hereinabove, will be returned to Buyer at Buyer's expense, no credit being due in this case.

                     e.4 Credit Issue: After Embraer's acceptance of those IP Spares suitable for the credit program, under the terms of this Agreement, Embraer will notify the available credit amount to Buyer and provide all relevant information as to credit utilization.

2.2    AIRCRAFT TECHNICAL PUBLICATIONS:

2.2.1. AIRCRAFT PUBLICATIONS

       Embraer shall supply, *, copies of operational and maintenance publications applicable thereto, in the English language and in the quantities as specified in Exhibit "1" to this Attachment "B". Such publications are issued under the applicable specification and are available in hard copies, *. Such publications will be delivered together with the Aircraft, proportionally to the number of Aircraft purchased, up to the maximum quantity described in Exhibit "1" to this Attachment "B".

2.2.2. VENDOR ITEMS PUBLICATIONS

       With respect to vendor items installed in the Aircraft which have their own publications, Buyer will receive them in the quantity specified in Exhibit "1" to this Attachment "B", in their original content and printed form, directly from the suppliers, which are also responsible to keep them continuously updated through a direct communication system with Buyer.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "B"

                   FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE
--------------------------------------------------------------------------------

2.2.3  *

2.2.4 The Parties further understand and agree that in the event Buyer elects not to take all or any one of the publications above mentioned, or revisions thereof, *.

2.3    SERVICES

       Embraer shall provide or cause to be provided, familiarization programs and * support for the Aircraft (the "Services") in accordance with the terms and conditions described below:

2.3.1  Familiarization Programs:

       a. Familiarization program specified below is being offered at no charge to Buyer, except for *, as well as, *. The familiarization programs shall be conducted by FlightSafety International in accordance with the customer-training program and with all applicable regulations and requirements of the FAA and shall include all required manuals and course material.

       b. Notwithstanding the eventual use of the term "training" in this paragraph 2.3.1, the intent of this program is solely to familiarize Buyer's pilots, mechanics, employees or representatives, duly qualified per the governing body in the country of Buyer's operation, with the operation and maintenance of the Aircraft. It is not the intent of Embraer to provide basic training ("ab-initio") to any representatives of Buyer.

       c. The familiarization program, as applicable, shall occur prior to *. Buyer must give written notification to Embraer * in advance of Buyer's expected training schedule. Should Buyer not take all or any portion of the familiarization program for an Aircraft on or before *, Buyer shall be deemed to have fully waived its rights to such service, no refund or indemnity being due by Embraer to Buyer in this case.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "B"

                   FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE
--------------------------------------------------------------------------------

       d. All familiarization programs shall be provided by FlightSafety International in *.

       e.     The familiarization program referred to above covers:

              e.1 Pilot Familiarization Program for up to * including (i) ground familiarization as regards Aircraft systems, weight and balance, performance and normal/emergency procedures and, (ii) flight simulator training in a * in accordance with flight operations training program of Buyer duly approved by the Air Authority.

              e.2 Maintenance Familiarization Course for up to *. This course shall consist of classroom familiarization with Aircraft systems and structures and shall be in accordance with ATA specification 104, level III.

              e.3 Flight Attendant Familiarization Course for up to *. This course shall consist of classroom familiarization, including a general description of Aircraft and systems to be used by flight attendants.

       f. Buyer shall be responsible for submitting its training programs to the Air Authority for approval; Embraer shall *.

       g. The Parties further understand and agree that in the event Buyer does not * Buyer will *. Embraer shall *:

       h. *. Any other additional services requested by Buyer shall depend on mutual agreement between the Parties and shall be charged by Embraer accordingly.

       i. The presence of Buyer's authorized trainees shall be allowed exclusively in those areas related to the subject matter hereof and Buyer agrees to hold harmless Embraer from and against all and

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "B"

                   FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE
--------------------------------------------------------------------------------

              any kind *.

       Any other service will be subject to a specific agreement to be negotiated by the Parties and will be charged by Embraer accordingly.

2.3.2  * support:

       If and to the extent that Buyer so desire:

       a. Embraer shall indicate at its sole discretion, and provide at no cost to Buyer, *.

       b.     *

       c. At no charge to Embraer, Buyer shall provide such * with communication facilities (telephone, facsimile) as well as work space and facilities at Buyer's main maintenance base, and Buyer shall also *, to permit the accomplishment of the services mentioned in this item 2.3.2, in due time. *. Buyer agrees to assist Embraer and the employees of Embraer * in obtaining *.

       d. During the *, Buyer shall permit access to the maintenance and operation facilities as well as to the data and files of Buyer's Aircraft fleet. It is hereby agreed and understood that Buyer shall make available *, one (1) set of updated Technical Publications as referred to in Article 2.2 above, it being Buyer's responsibility to perform the revision services in order to maintain such publications updated within the *.

       e. Buyer shall bear all expenses related to the transportation, board & lodging of * when *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "B"

                   FERRY EQUIPMENT AND PRODUCT SUPPORT PACKAGE
--------------------------------------------------------------------------------

       f. Without a previous written authorization from Embraer, * shall not participate in test flights or flight demonstrations. In case Buyer obtains such previous authorization, Buyer shall include the
              * in Buyer's insurance policy. Embraer reserves the right to halt the services mentioned in this item 2.3.2, should any of the following situations occur at Buyer's base: a) there is a labor dispute or work stoppage in progress; b) war or war like operations, riots or insurrections; c) any conditions which is dangerous to the safety or health of Embraer's employee; or d) the government of Buyer's country refuses permission to Embraer's employee to enter the country.

       g. The Parties further understand and agree that in the event Buyer elects not to take all or any portion of the *. Any other additional * support shall depend on mutual agreement between the Parties and shall be charged by Embraer accordingly.

       h. The presence of * shall be allowed exclusively in those areas related to the subject matter hereof and Embraer agrees to hold harmless Buyer from and against all and any kind of liabilities in respect of such FSR *.

2.3.3  *


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2. A portion of this page and two additional pages were redacted.

--------------------------------------------------------------------------------
           EXHIBIT 1 TO ATTACHMENT B - LIST OF TECHNICAL PUBLICATIONS
--------------------------------------------------------------------------------

The quantity of technical publications covering Aircraft operation and maintenance shall be delivered to Buyer in accordance with the following list:

QUANTITES OF SETS TO BE SUPPLIED FOR BUYER UNDER THIS CONTRACT

OPERATIONAL SET

      Title                                                        Qty (copies)

1.    Airplane Flight Manual (AFM)                                         +
2.    Weight & Balance Manual (WB)                                         +
3.    Operations Manual (OM)                                               +
4.    Quick Reference Handbook (QRH)                                       +
5.    Dispatch Deviation Procedures Manual (DDPM)                          +
6.    Supplementary Performance Manual (SPM)                               +
7.    Operational Bulletins Set (OB)                                       +


MAINTENANCE SET


      Title                                                        Qty (copies)

8.    Aircraft Maintenance Manual (AMM)                                    +
9.    Illustrated Parts Catalog (IPC)                                      +
10.   Fault Isolation Manual (FIM)                                         +
11.   Non Destructive Manual (NDI)                                         +
12.   Scheduled Maintenance Requirements Document (SMRD)                   +
13.   Wiring Manual (WM)                                                   +
14.   Structural Repair Manual (SRM)                                       +
15.   Service & Information Bulletins Set (SB/IB)                          +
16.   Service Newsletters (SNL)                                            +
17.   System Schematic Manual (SSM)                                        +
18.   Instructions for Ground Fire Extinguishing and Rescue
      (IGFER)                                                              +
19.   Airport Planning Manual (APM)                                        +
20.   Illustrated Tool & Equipment Manual (ITEM)                           +
21.   Task Card Manual (TCM)                                               +
22.   Ramp Maintenance Manual (RMM)                                        +
23.   Powerplant Build-up Manual (PPBM)                                    +
24.   Auxiliary Power Unit Build up Manual (APUBM)                         +
25.   Corrosion Prevention Manual (CPM)                                    +
26.   Vendor Service Publications Set (*)                                  +



      (*)     To be delivered by the suppliers directly to Buyer.

+ Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.


Exhibit 1 to Attachment B                                            Page 1 of 2

--------------------------------------------------------------------------------
           EXHIBIT 1 TO ATTACHMENT B - LIST OF TECHNICAL PUBLICATIONS
--------------------------------------------------------------------------------

        QUANTITES OF EXTRA SETS TO BE PROVIDED ON BOARD OF EACH AIRCRAFT

      OPERATIONAL SET

      Title                                                        Qty (copies)

27.   Airplane Flight Manual (AFM)                                         +
28.   Weight & Balance Manual (WB)                                         +
29.   Operations Manual (OM)                                               +
30.   Quick Reference Handbook (QRH)                                       +
31.   Dispatch Deviation Procedures Manual (DDPM)                          +
32.   Supplementary Performance Manual (SPM)                               +



+ Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.


Exhibit 1 to Attachment B                                            Page 2 of 2

--------------------------------------------------------------------------------
                                 ATTACHMENT "C"

             EMB-140 WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP
--------------------------------------------------------------------------------

1. Embraer, subject to the conditions and limitations hereby expressed, warrants all Aircraft subject of the Purchase Agreement to which this is an Attachment, as follows:

       a. For a period of * from the date of delivery to the Buyer, the Aircraft will be free from:

              o Defects in materials, workmanship and manufacturing processes in relation to parts manufactured by Embraer or by its subcontractors holding an Embraer part number;

              o Defects inherent to the design of the Aircraft and its parts designed or manufactured by Embraer or by its subcontractors holding an Embraer part number.

       b. For a period of * from the date of delivery to the Buyer, the aircraft will be free from:

              o Defects in operation of vendor (Embraer's supplier) manufactured parts, not including the Engines, Engine accessories, as identified in Exhibit 1 hereto ("Accessories"), and the Auxiliary Power Unit (APU) and its accessories ("Vendor Parts"), as well as failures of mentioned parts due to incorrect installation or installation not complying with the instructions issued or approved by their respective manufacturers.

              o Defects due to non-conformity of Vendor Parts to the technical specification referred to in the Purchase Agreement of the aircraft.

       Once the above-mentioned periods have expired, Embraer will transfer to Buyer the original Warranty issued by the vendors, if it still exists.

2. Embraer, subject to the conditions and limitations hereby expressed, warrants that:

       a. All spare parts or ground support equipment, not including Engines, APU and their Accessories, which have been manufactured by Embraer or by its subcontractors holding an Embraer part number, which will permit their particular identification and which have been sold by Embraer or its representatives will, for a period of *, be free from defects of material, workmanship, manufacturing processes and defects inherent to the design of the above mentioned parts or ground support equipment.

       b. All spare parts or ground support equipment, which have been designed and manufactured by vendors, not including Engines, APU and their related accessories, and stamped with a serial number which will permit their particular identification and which have been sold by Embraer or its representatives will, for a period of
              *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "C"

             EMB-140 WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP
--------------------------------------------------------------------------------

              *, be free from malfunction, defect of material and manufacture.

3. The obligations of Embraer as expressed in this Warranty are limited to replace or repair, depending solely upon its own judgment, the parts that are returned to Embraer or its representatives *, at Buyer's own expense (including but not limited to, freight, insurance, customs duties), adequately packed, provided that such components are actually defective and that the defect has occurred within the periods stipulated in this certificate. Should the defect not be reported to Embraer in writing prior to returning the defective part to Embraer or the defective part not be returned to Embraer *, Embraer may have the right, at its sole discretion, to deny the warranty claim. *.

       Parts supplied to Buyer as replacement for defective parts are warranted for the balance of the warranty period still available from the original warranty of the exchanged parts. *.

4. Embraer will accept no warranty claims arising in any of the following circumstances:

       a. When the Aircraft has been used in an attempt to break records, or subjected to experimental flights, or in any other way not in conformity with the flight manual or the airworthiness certificate, or subjected to any manner of use in contravention of the applicable aerial navigation or other regulations and rules, issued or recommended by government authorities of whatever country in which the aircraft is operated, when accepted and recommended by I.C.A.O.;

       b. When the Aircraft or any of its parts have been altered or modified by Buyer, without prior approval from Embraer or from the manufacturer of the parts through a service bulletin;

       c. Whenever the Aircraft or any of its parts have been involved in an accident, or when parts either defective or not complying to manufacturer's design or specification have been used;

       d. Whenever parts have had their identification marks, designation, seal or serial number altered or removed;

       e. In the event of negligence, misuse or maintenance services done on the aircraft, or any of its parts not in accordance with the respective maintenance manual;

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "C"

             EMB-140 WARRANTY CERTIFICATE - MATERIAL AND WORKMANSHIP
--------------------------------------------------------------------------------

       f. In cases of deterioration, wear, breakage, damage or any other defect resulting from the use of inadequate packing methods when returning items to Embraer or its representatives.

5.     This Warranty does not apply to defects presented by expendable items *.

6. The Warranty hereby expressed is established between Embraer and the first Buyer, and it cannot be transferred or assigned to others, unless by written consent of Embraer, according to Article 14 of the Purchase Agreement of which this is an Attachment.

7. THE WARRANTIES, OBLIGATIONS AND LIABILITIES OF EMBRAER AND REMEDIES OF BUYER SET FORTH IN THIS WARRANTY CERTIFICATE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND BUYER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF EMBRAER AND ANY ASSIGNEE OF EMBRAER AND ALL OTHER RIGHTS, CLAIMS AND REMEDIES OF BUYER AGAINST EMBRAER OR ANY ASSIGNEE OF EMBRAER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY NON-CONFORMANCE OR DEFECT OR FAILURE OR ANY OTHER REASON IN ANY AIRCRAFT OR OTHER THING DELIVERED UNDER THE PURCHASE AGREEMENT OF WHICH THIS IS AN ATTACHMENT, INCLUDING DATA, DOCUMENT, INFORMATION OR SERVICE, INCLUDING BUT NOT LIMITED TO:

       a.     ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS;

       b. ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

       c. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OR OTHER RELATED CAUSES OF EMBRAER OR ANY ASSIGNEE OF EMBRAER, WHETHER ACTIVE, PASSIVE OR IMPUTED; AND

       d. ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO ANY AIRCRAFT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

8. No representative or employee of Embraer is authorized to establish any other warranty than the one hereby expressed, nor to assume any additional obligation, relative to the matter, in the name of Embraer and therefore any such statements eventually made by, or in the name of Embraer, shall be void and without effect.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                           EXHIBIT 1 TO ATTACHMENT "C"

                                        *
--------------------------------------------------------------------------------

*





* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.


Exhibit 1 to Attachment "C" to PA DCT - 043/01                       Page 1 of 1

--------------------------------------------------------------------------------
                                 ATTACHMENT "D"

                               ESCALATION FORMULA
--------------------------------------------------------------------------------

*

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2. Three pages (including this page) were redacted.

--------------------------------------------------------------------------------
                                 ATTACHMENT "E"
                                        *
--------------------------------------------------------------------------------

*


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2. Two pages (including this page) were redacted.

--------------------------------------------------------------------------------
                                 ATTACHMENT "F"

                                        *
--------------------------------------------------------------------------------

*



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2. Nine pages (including this page) were redacted.

--------------------------------------------------------------------------------
                                 ATTACHMENT "G"

                             PERFORMANCE * GUARANTEE
--------------------------------------------------------------------------------

1.     GUARANTEES

       Embraer, subject to the conditions and limitations hereby expressed, and considering the Aircraft EMB-140 LR equipped with Embraer furnished Rolls Royce Allison AE3007A1/3 engines, guarantees that each Aircraft on the relevant Actual Delivery Date shall comply with the following performance:

       1.1    TAKE-OFF

              The FAA approved take-off field length at a gross weight at the start of the ground roll of *, on a standard day (ISA), at a sea level altitude, zero wind, no obstacles, dry runway, using TO Mode, with Flap 9 deg, shall not be more than the guarantee value:

              Guarantee: *

              The Aircraft will meet FAA approved minimum climb gradient for one engine inoperative climb, after takeoff at sea level, at a temperature of ISA+23(Degree)C, using TO Mode, with Flap 9 deg and increased V2, and with takeoff weight not less than the guarantee value:

              Guarantee: *

       1.2    LANDING

              The FAA approved landing field length at a gross weight of * and at a sea level altitude shall not be more than the guarantee value:

              Guarantee: *

       1.3    CRUISE SPECIFIC AIR RANGE

              The cruise specific air range at a gross weight of * in a standard day (ISA), at an altitude of 35,000 ft, at 440 KTAS using not more than maximum cruise thrust, shall not be less than the guarantee value:

              Nominal:  *

              Tolerance:  *

              Guarantee:   *

       1.4    SPEED

              The level flight speed at a gross weight of *, in a standard day
              (ISA), at an altitude of 35,000 ft and using not more than maximum cruise thrust, shall not be less than the guarantee value:

              Nominal: *

              Guarantee: *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "G"

                             PERFORMANCE * GUARANTEE
--------------------------------------------------------------------------------

       1.5    *



       1.6.   OPERATIONAL EMPTY WEIGHT

              The operational empty weight (OEW) for Customer configuration is
              *.

--------------------------------------------------------------------------------
         ITEMS                                            Weight        Weight
--------------------------------------------------------- (kg)          (lb)
I) STANDARD AIRCRAFT CONFIGURATION                         *             *
--------------------------------------------------------------------------------
II) CUSTOMER OPTIONS
--------------------------------------------------------------------------------
A)       OPTIONS TO STD AVIONIC CONFIGURATION

*
         -----------------------------------------------------------------------
B)       OPTIONAL SYSTEM / OTHER EQUIPMENT

*



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "G"

                             PERFORMANCE * GUARANTEE
--------------------------------------------------------------------------------

C)       INTERIOR OPTIONAL ITEMS

*
         -----------------------------------------------------------------------
                                  SUB-TOTAL  (Options )     *              *
--------------------------------------------------------------------------------
                                  SUB-TOTAL   (M.E.W) (*)   *              *
--------------------------------------------------------------------------------
D)       OPERATING ITEMS - *

*
         -----------------------------------------------------------------------
                             SUB-TOTAL (Fixed Allowance)  *           *
--------------------------------------------------------------------------------
                                    TOTAL (O.E.W)         *           *
--------------------------------------------------------------------------------

       *

1.7    *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "G"

                             PERFORMANCE * GUARANTEE
--------------------------------------------------------------------------------

2.     EMB-140 LR AIRCRAFT CONFIGURATION

       2.1 The guarantees stated above are based on the Aircraft configuration as defined in the Technical Description TD-140/003 dated June 2001, plus specific Buyer configuration options as defined at Attachment "A" to the Purchase Agreement, (hereinafter adjustment to this Aircraft Performance Guarantees shall be made for changes in such Detail Specification (including but not limited to Buyer requests for changes, Proposal of Major Changes or any other changes mutually agreed upon between the Buyer and Embraer) approved in writing by the Buyer and Embraer. Such adjustments shall be accounted for by Embraer in its evidence of compliance with the guarantees. In the event a change is made to any law, governmental regulation or requirement, or in the interpretation of any such law, governmental regulation or requirement that affects the certification basis for the Aircraft, and as a result thereof, a change is made to the configuration and/or the performance of the Aircraft in order to obtain certification, the guarantees set forth in this Aircraft Performance Guarantee shall be appropriately modified to reflect any such change.

       2.2 The performance guarantees of * shall be adjusted by Embraer for the following in its evidence of compliance with such guarantees:

              a. Changes to the Detail Specification including Change Requests, Master Changes, Change Orders or any other changes mutually agreed upon between the Buyer and Embraer.

              b. The difference between the component weight allowances given in the appropriate section of the Detail Specification and the actual weights.

3.     GUARANTEE CONDITIONS

       3.1 All guaranteed performance data are based on the ICAO International Standard Atmosphere (ISA) unless otherwise specified. Altitudes are pressure altitudes.

       3.2 The FAA Regulations referred to in this Attachment are, unless otherwise specified, the Certification Basis regulations specified in the Aircraft Type Certificate Data Sheet.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "G"

                             PERFORMANCE * GUARANTEE
--------------------------------------------------------------------------------

       3.3 The takeoff and landing guarantees are based on hard surface, level and dry runways with no wind or obstacles, no clearway or stopway, and with automatic anti-skid operative unless otherwise specified. The takeoff performance is based on no engine bleed for air conditioning or thermal anti-icing and the Auxiliary Power Unit (APU) turned off unless otherwise specified. The improved climb performance procedure will be used for takeoff as required. The landing data is based on the use of automatic spoilers.

       3.4 The cruise specific air range, speed and the climb, cruise and descent portions of the mission guarantees include allowances for normal electrical power extraction and normal operation of the air conditioning system. Normal power extraction shall be defined as not less than a 37 kW total electrical and hydraulic loads. Normal operation of the air conditioning system shall be defined as operation in the automatic mode, with the temperature control set to maintain a nominal cabin temperature of 75 (Degree)F, and all air conditioning systems operating normally. This operation nominally allows a sea level cabin altitude to be maintained up to 19,500ft and a maximum cabin pressure differential of 7.8 pounds per square inch at higher altitudes, with a nominal Aircraft cabin ventilation rate of 1,100 cu.ft per min at 35,000 ft including passenger cabin recirculation (nominal recirculation is 42 % not considering gasper flow). The APU is turned off unless otherwise specified.

       3.5 The cruise specific air range, speed and the climb, cruise, and descent portions of the mission guarantees are based on an Aircraft center of gravity location of 15% of the mean aerodynamic chord.

       3.6 Performance, where applicable, is based on a fuel Lower Heating Value (LHV) of 18,580 BTU per pound and a fuel density of 6.70 pounds per U.S. gallon.

4.     PARTIES' OBLIGATIONS ACCORDING TO THIS GUARANTEE

       4.1 During the Aircraft acceptance to be performed by Buyer in accordance with Article 7 of the Purchase Agreement, Buyer shall check the Aircraft performance specified in Article 1 of this Attachment, by using the Aircraft Flight Manual (AFM) and by comparing the flight test data, at the atmospheric conditions prevailing during the flight, with the information presented in the Supplementary Performance Manual (SPM). All the performance guarantee under this Attachment are in accordance with both manuals above mentioned, taking into consideration the established tolerances.

       4.2    Embraer's obligations in respect to the guarantees stated in
              Article 1 of this Attachment, are limited to Buyer's right to
              *.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "G"

                             PERFORMANCE * GUARANTEE
--------------------------------------------------------------------------------


       4.3 In case during the above mentioned acceptance procedure, it is proven that the Aircraft performance does not comply with the performances specified in Article 1 of this Attachment, *.

       4.4    Upon acceptance of the Aircraft by Buyer, *.

5.     GUARANTEE COMPLIANCE

       5.1 Compliance with the guarantees * shall be based on the conditions specified in that sections, the Aircraft configuration contained in Attachment "A" to the Purchase Agreement and the guarantee conditions of Section 3 above.

       5.2 Compliance with the takeoff and landing performance guarantees shall be based on the FAA approved Airplane Flight Manual for the Aircraft.

       5.3 Compliance with the cruise specific air range, speed, and the climb, cruise and descent portions of the mission guarantees shall be established by calculations based on the comparison mentioned in Section 4.1 above.

       5.4 The data derived from tests shall be adjusted as required by conventional methods of correction, interpolation or extrapolation in accordance with established engineering practices to show compliance with the performance guarantee.

       5.5    *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "G"

                             PERFORMANCE * GUARANTEE
--------------------------------------------------------------------------------

6.     EXCLUSIVE GUARANTEES

       6.1 The only performance guarantees applicable to the Aircraft are those set forth in this document. The performance guarantees set forth herein are established between Buyer and Embraer and may not be transferred or assigned to others, unless by previous written consent of Embraer.

       6.2 THE GUARANTEES, OBLIGATIONS AND LIABILITIES OF Embraer, AND REMEDIES OF Buyer SET FORTH IN THIS PERFORMANCE GUARANTEE ARE EXCLUSIVE AND IN SUBSTITUTION FOR, AND Buyer HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER RIGHTS, CLAIMS, DAMAGES AND REMEDIES OF Buyer AGAINST Embraer OR ANY ASSIGNED OF Embraer, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY ACHIEVED PERFORMANCE.

       6.3 The terms and conditions of this performance guarantee do not alter, modify or impair, in any way, the terms and conditions of Attachment "C" (Aircraft Warranty Certificate) to the Purchase Agreement.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                          Letter Agreement DCT-044/01


This Letter Agreement DCT-044/01 (the "Letter Agreement") is entered into this 13th day of August, 2001, by and between Embraer - Empresa Brasileira de Aeronautica S.A. ("Seller"), and Astral Aviation, Inc. ("Buyer"), collectively known as the "Parties", and relates to Purchase Agreement DCT-043/01 dated as of the13th of August, 2001 (the "Agreement").

This Letter Agreement constitutes an amendment, supplement and modification to the Agreement as it sets forth additional agreements of the Parties with respect to the matters set forth therein. All terms defined in the Agreement, except as otherwise required or expressly determined hereunder, shall have the same meaning when used herein and in case of any conflict between this Letter Agreement and the Agreement, this Letter Agreement shall prevail.


WHEREAS:

a. The Parties have entered into the Agreement, pursuant to, and subject to the terms and conditions of, which Buyer shall buy and Seller shall sell twenty (20) firm EMB140 LR Aircraft (the "Aircraft") and Buyer shall have the option to purchase up to twenty (20) additional Aircraft.

b. The Parties wish to set forth the additional agreements of the Parties with respect to certain matters related to the purchase of the above referenced Aircraft.


NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     Simulator Data Package

       In the event Buyer elects to acquire its own flight simulator or flight training device, then Embraer will provide its proprietary ERJ140 simulator data package (the "Sim Data Package") for one Buyer simulator or flight training device. The data package shall be available *. In the event Buyer exercises its rights to convert the ERJ 140 to ERJ 135 or ERJ 145, Embraer shall provide the complementary simulator data package for the ERJ 135 or the ERJ 145, as may be elected by Buyer. All simulator data packages shall be provided *.

       It is understood that the Sim Data Package shall be used exclusively *.


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       The supply of the Sim Data Package is subject to the Parties entering into a data license agreement that shall define all terms and conditions for the utilization of the Sim Data Package, including without limitation the *.

2.     Spares Parts Credit

       Embraer will provide Buyer a spare parts and ground support equipment credit of * up to a maximum of *. This credit shall be available *.

       This credit shall be used for the purchase of spare parts and ground support equipment (except engines, engine related parts and APU) from the Embraer-Brazil spare parts facility.

       All spare part credits granted to Buyer in connection with the Purchase Agreement shall only be applied against Buyer's purchase from Embraer-Brazil of spare parts (except engines, engine related parts and APU) and ground support equipment (GSE). Spare parts credits made available to Buyer will expire, *. Buyer shall not be entitled to apply spare parts credits *. When using credits for the purchase of the items listed above, Buyer shall clearly indicate such condition in the relevant purchase order or request for quotation.

3.     Spare Parts Consignment

       A consignment of spare parts, up to a maximum value of * will be provided *. This total amount of * shall be accomplished during *. The consignment stock shall be placed at a single location chosen *.

       The consignment period shall begin at the time of delivery of the first Firm Aircraft and end *. Upon expiration, Buyer shall either return unused parts or purchase the remaining stock. * carrying charge on the value of the spare parts on consignment will apply.

       Details as to the execution of this consignment and the final consignment parts

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       list are to be * and shall be documented in a Consignment Agreement to be executed by Buyer and Embraer.

4.     *

5.     *

6.     Ground Support Equipment *

       Embraer shall provide to Buyer the then existing * of ground support equipment related to the operation of the Aircraft. Such * shall be used
       *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

7.     *

8.     *




* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       9.     Financing

       The terms and conditions pursuant to which Embraer shall * to * financing support for * Firm Aircraft to be acquired by Buyer in accordance the Purchase Agreement are outlined in Attachment 2 hereto, and are subject to *.

       10.    Aircraft Conversion

       Conversion Allowance: Buyer shall be allowed to convert one or more of the Firm Aircraft, starting *, and any one or more of the Option Aircraft to an ERJ 135 LR or ERJ 145 LR aircraft (the "Conversion Aircraft"), as the case may be, provided that Buyer *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       Whenever Buyer converts an Aircraft to an ERJ 135 LR aircraft, the ERJ 135 LR Conversion Aircraft shall thereafter be an "Aircraft" for all purposes of the Agreement, except that in this case the definition of the term "Aircraft" shall mean the ERJ-135 LR aircraft manufactured by Embraer according to Technical Description TD-135/005, dated June 2001 (the "135 Technical Description", which, although not attached to the Agreement, will be incorporated therein by reference) and the Aircraft Specific Configuration, Finishing and Registration Marks as described in Attachment 1 to this Letter Agreement, for sale to Buyer pursuant to the Agreement, equipped with two (02), AE3007A1/3 engines manufactured by Rolls Royce Corporation (or, where there is more than one of such aircraft, each of such Aircraft), and that all references in the Agreement to the "Technical Description" shall, with respect to said ERJ 135 LR Conversion Aircraft, be deemed to refer to the 135 Technical Description. Whenever Buyer converts an Aircraft to an ERJ 145 LR aircraft, the ERJ 145 LR Conversion Aircraft shall thereafter be an "Aircraft" for all purposes of the Agreement, except that in this case the definition of the term "Aircraft" shall mean the ERJ-145 LR aircraft manufactured by Embraer according to Technical Description TD-145/017, dated December 2000 (the "145 Technical Description", which, although not attached to the Agreement, will be incorporated therein by reference) and the Aircraft Specific Configuration, Finishing and Registration Marks as described in Attachment 1 to this Letter Agreement, for sale to Buyer pursuant to the Agreement, equipped with two (02), AE3007A1 engines manufactured by Rolls Royce Corporation (or, where there is more than one of such aircraft, each of such Aircraft), and that all references in the Agreement to the "Technical Description" shall, with respect to said ERJ 145 LR Conversion Aircraft, be deemed to refer to the 145 Technical Description.

       Conversion ERJ 135 LR Aircraft Pricing: The ERJ 135 LR Conversion Aircraft basic price (the "ERJ 135 LR Basic Price") in * economic conditions, as specified in Attachment "1" for each ERJ 135 LR aircraft as specified in Attachment "1" is *.

       Conversion ERJ 145 LR Aircraft Pricing: The ERJ 145 LR Conversion Aircraft basic price (the "ERJ 145 LR Basic Price") in * economic conditions, as specified in Attachment "1" for each ERJ 145 LR aircraft as specified in Attachment."1" is *.

       For any Conversion Aircraft, any additional Buyer selected optional equipment and/or specific interior configuration changes will affect the ERJ 145 LR Basic Price, which will be adjusted accordingly upon agreement of the Parties.

       Basic Price Escalation: With respect to each ERJ 135 LR Conversion Aircraft, the ERJ 135 LR Basic Price shall be the "Aircraft Basic Price" for such Conversion Aircraft for purposes of the Agreement, and it shall be subject to escalation by application of the Escalation Formula as set forth in Article 3.3 of the Agreement. With respect to each ERJ 145 LR Conversion Aircraft, the ERJ 145 LR Basic Price shall be the "Aircraft Basic Price" for such Conversion

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       Aircraft for purposes of the Agreement, and it shall be subject to escalation by application of the Escalation Formula as set forth in
       Article 3.3 of the Agreement.

       Conversion Aircraft Progress Payments: *.

11.    ER Version and Decrease of MTOW/MLW/ZFW

       Buyer shall be entitled to convert any or all the ERJ 140 LR, ERJ 135 LR or ERJ 145 LR Aircraft into the corresponding ER models, including the decrease of MTOW/MLW/ZFW subject, however, to *. Buyer's execise of the conversion allowance shall not affect *.

12.    * Parts

       Embraer, subject to the conditions and limitations expressed in the Warranty Certificate subject of Attachment C to the Purchase Agreement, represents to the benefit of Buyer that all parts installed in or on the Aircraft at the time of delivery thereof to Buyer will *. For the purpose hereof, * shall mean *.

13.    Representations And Warranties

       Embraer and Buyer, respectively, represent and warrant the following to each other:

       a. Effective as of the date of this Agreement and as of the Actual Delivery of each Aircraft, Embraer represents and warrants that:

              1. Embraer is a corporation duly organized, validly existing and in good standing under the laws of Brazil and has all necessary corporate power and authority to conduct the business in which it is currently engaged and to enter into and perform its obligations under this Agreement.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

              2. Embraer has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

              3. The execution and delivery by Embraer of this Agreement, the performance by Embraer of its obligations hereunder and the consummation by Embraer of the transactions contemplated hereby, do not and will not (A) violate or conflict with any provision of the constitutional documents of Embraer, (B) violate or conflict with any law, rule, or regulation applicable to or binding on Embraer or (C) violate or constitute any breach or default (other than a breach or default that would not (x) result in a material adverse change to Embraer or (y) adversely affect Embraer's ability to perform any of its obligations hereunder) under any agreement, instrument or document to which Embraer is a party or by which Embraer or any of its properties is or may be bound or affected.

              4. The execution and delivery by Embraer of this Agreement, the performance by Embraer of its obligations hereunder and the consummation by Embraer of the transactions contemplated hereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (A) any trustee or other holder of any indebtedness or obligation of Embraer, (B) any national, state or municipal government regulatory, judicial, or administrative entity of competent jurisdiction, or (C) any other party.

              5. This Agreement has been duly authorized, executed and delivered by Embraer and, assuming the due authorization, execution and delivery hereof by the other Party constitutes the legal, valid and binding obligation of Embraer enforceable against Embraer in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

              6. Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement and any termination hereof.

       b. Effective as of the date of this Agreement and as of the Actual Delivery of each Aircraft, Buyer represents and warrants that:

              1. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to conduct the business in which it is currently engaged and to enter into and perform its obligations under this Agreement.

              2. Buyer has taken, or caused to be taken, all necessary corporate action to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder.

              3. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby, do not and will not (A) violate or conflict with any provision of the constitutional documents of Buyer, (B) violate or conflict with any law, rule, or regulation applicable to or binding on Buyer or (C) violate or constitute any breach or default (other than a breach or default that would not (x) result in a material adverse change to Buyer or (y) adversely affect Buyer's ability to perform any of its obligations hereunder) under any agreement, instrument or document to which Buyer is a party or by which Buyer or any of its properties is or may be bound or affected.

              4. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (A) any trustee or other holder of any indebtedness or obligation of Buyer, (B) any national, federal, state or local government regulatory, judicial, or administrative entity of competent jurisdiction, or (C) any other party.

              5. This Agreement has been duly authorized, executed and delivered by Buyer and, assuming the due authorization, execution and delivery hereof by the other Party constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with the terms hereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

              6. Each of the foregoing representations and warranties shall survive the execution and delivery of this Agreement and any termination hereof.



       IN WITNESS WHEREOF, the Parties have caused this Letter Agreement to be duly executed and delivered by their proper and duly authorized officers on the day and year first above written.

Astral Aviation, Inc.


By:  /s/ James P. Rankin
    -------------------------
Name:  James P. Rankin
Title: President and CEO

Date and place: 8-15-01
                Oak Creek, WI  U.S.A.



EMBRAER - Empresa Brasileira de Aeronautica S.A.


By: /s/ Frederico Fleury Curado            By: /s/ Flavio Rimoli
   --------------------------------           --------------------------
Name:   Frederico Fleury Curado            Name:   Flavio Rimoli
Title:  Vice President                     Title:  Director of Contracts

Date and place: August 13, 2001
                Sao Jose dos Campos, SP
                Brazil

--------------------------------------------------------------------------------
                                  ATTACHMENT 1
                   CONVERSION AIRCRAFT SPECIFIC CONFIGURATION,
                        FINISHING AND REGISTRATION MARKS
--------------------------------------------------------------------------------

1.     STANDARD AIRCRAFT

       The Aircraft shall be manufactured according to the standard configuration specified in Embraer's Technical Description as follows:

       a) ERJ 135 LR     - TD-135/005 dated June 2001
       b) ERJ 145 LR     - TD 145/017 dated December 2000

2.     OPTIONAL EQUIPMENT

       The following optional equipment is included in Buyer's Aircraft specification:

       2.1    OPTIONS TO STANDARD AVIONICS CONFIGURATION
               *

       2.2    OPTIONAL SYSTEM/OTHER EQUIPMENT
               *

       2.3    ENGINES
               *

       2.4    INTERIOR OPTION - INCLUDING 3 OVENS
               *

       2.5    ADDITIONAL INTERIOR OPTIONAL ITEMS
               *

       2.6    *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                  ATTACHMENT 1
                   CONVERSION AIRCRAFT SPECIFIC CONFIGURATION,
                        FINISHING AND REGISTRATION MARKS
--------------------------------------------------------------------------------

3.     FINISHING

       3.1    EXTERIOR FINISHING:

              The fuselage of the Conversion Aircraft shall be painted according to Buyer's color and paint scheme that shall be supplied to Embraer by Buyer on or before * prior to the relevant Conversion Aircraft Contractual Delivery Date. The wings and the horizontal stabilizer shall be supplied in the standard colors, i.e., gray BAC707.

       3.2    INTERIOR FINISHING:

              Buyer shall inform Embraer on or before * prior to the relevant Conversion Aircraft Contractual Delivery Date of its choice of materials and colors of all and any item of interior finishing such as seat covers, carpet, floor lining on galley areas, side walls and overhead lining, galley lining and curtain. The above-mentioned schedule for definition of interior finishing shall only be applicable if Buyer selects its materials from the choices offered by and available at Embraer. In case Buyer opts to use different materials and or patterns, Buyer shall provide Embraer at least 6 (six) months prior written notice.

4.     REGISTRATION MARKS AND TRANSPONDER CODE

              The Conversion Aircraft shall be delivered to Buyer with the registration marks painted on them. Buyer shall supply the registration marks and the transponder code to Embraer no later than * before each relevant Conversion Aircraft Contractual Delivery Date.


IT IS HEREBY AGREED AND UNDERSTOOD BY THE PARTIES THAT IF THERE IS ANY CONFLICT BETWEEN THE TERMS OF THIS "ATTACHMENT 1" AND THE TERMS OF THE TECHNICAL DESCRIPTIONS TD135/005 DATED JUNE 2001 AND TD-145/017 DATED DECEMBER 2000, THE TERMS OF THIS "ATTACHMENT 1" SHALL PREVAIL.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------
                                 ATTACHMENT "D"
                              FINANCING TERM SHEET
--------------------------------------------------------------------------------

Aircraft:     Twenty (20) firm ERJ-140ER Jet Aircraft (the "Firm Aircraft") as defined in Article 2 of the proposal between Embraer and Midwest
              Express Holdings, Inc. (the "Guarantor") dated as of April 4, 2001
              (the "Proposal"). Astral Aviation, Inc. (the "Purchaser") is a wholly-owned subsidiary of Midwest Express Airlines, Inc. (the
              "Parent"), which is wholly-owned by the Guarantor. The Purchaser, the Parent and the Guarantor shall be referred to collectively as the "Purchaser Parties".

Aircraft Offer Price: The Aircraft Offer Price is defined in Article 3 of the Proposal and is subject to Embraer's standard escalation formula based on * economic conditions until delivery, as provided in the purchase agreement to be executed between Embraer and the Purchaser. The escalated Aircraft Offer Price is the "Net Aircraft Purchase Price".

Financing     Transaction: Financing of the * Firm Aircraft will be
              arranged by Purchaser working in close coordination with and supported by Embraer to best optimize the Embraer Support
              Commitment (as defined below).

              Financing of these Aircraft is anticipated to be achieved by way of *. In addition, Embraer will arrange for *, at the option of the Purchaser, for up *. (If * agrees to provide * will provide *.

Embraer
 Support
 Commitment:  (A)    * For the Firm Aircraft

                     Embraer shall provide or shall cause to be provided:

                     (1)    *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                     (2) *. Embraer and Purchaser shall agree upon * following execution of this financing term sheet. There will be *.

                     (3) *. The debt structure shall have no other constraints on the amortization profile, which shall be an optimized U.S. lease debt repayment profile. The debt shall bear a fixed interest rate equal to the *, on terms (or, to the extent not *, and as to applicable matters not dealt with *, terms *.

                            Alternatively, * notice *, at Purchaser's option, the * may be used in *, with the * (or, to the extent herein provided, *) of Net Aircraft Purchase Price and * funding the balance. Any such * shall be
                            * at * option, and may be converted *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                            (in which case * shall, for the avoidance of doubt, provide an * as provided herein, *).

                     (4) Embraer shall negotiate the terms of each * with *. To the extent that * do not *, Embraer will *, and, if there is *, then the *. Any such negotiations shall be conducted *. To the extent that any * provision affects * rights or obligations under *, such * provisions shall *. Embraer shall negotiate in good faith * as to other terms requested by *.

              (B)    * Financing Option For Up To * Firm Aircraft

                     (1) If Purchaser exercises the * Financing Option, *. Payments by Purchaser will be *. The terms of any such * financing shall be * (or, to the extent not more *, terms *, and as to applicable matters not dealt with in *, terms
                     *.

                     (2) For informational purposes, based on *, the average * would be *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                     For each of the * and the * Option, * may arrange to have * provided by *, or through *, which may require the utilization of special purpose corporation(s) and/or trust arrangements, *. Under any * option other * will * and set on a date * option not earlier * and * not later than *.

              (C)    * Financing

                     * financing for * aircraft with a * of Net Aircraft Purchase Price, *, with * payments monthly in arrears, and
                     * upon at least * notice, on terms *; provided that if * shall be provided for that term.

Conditions
 Precedent:          (1)    Absence of any material adverse change in the
                            financial condition of Guarantor * (in this regard, Guarantor commits to deliver to Embraer its latest audited financial statements), including without limitation: *

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                     (2)    All * must be up to date at the time of financing.

Debt *: Any debt support to be funded by or arranged * shall be *.

Additional
   Agreements:       (1)    The Purchaser Parties shall * any financing party or
                            any other participant in the financing structure and shall provide routine financial and other information of the type customarily provided aircraft financiers.

                     (2) All invoices and financial obligations relative to pertinent lender and lessor must be up to date at the time of financing.

                     (3) The Purchaser Parties and Embraer waive trial by jury in respect of any claim based upon or arising out of financings and resulting transactions.

                     (4) All payments to be made by the Purchaser Parties in favor of the financing parties shall be *

                     (5) Each of Embraer and the Purchaser Parties shall be responsible *


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                     (6) All reasonable Iegal fees and disbursements, and out-of-pocket expenses of Embraer (including, with respect to Embraer travel to the extent approved or requested by the Purchaser), any trustee, or any financing party, in each case associated solely with the financing documentation of any Aircraft delivery, including but not limited to registration fees/expenses that are customary in aircraft transactions, shall be for the account of the Purchaser and shall be paid or caused to be paid by Purchaser on closing of such Aircraft financings.

                     (7)    Embraer Board approval, which * April 16, 2001.



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                     (8) In the event of a material adverse change or disruption in the financial/lease markets *.

Spares *:            Embraer will issue for each Aircraft a spare parts * for
                     Embraer-supplied spare parts as follows:

                     *

                     This difference represents *.

                     *
Validity:            The terms and conditions of this Financing Term Sheet
                     remain valid through the delivery of the * Aircraft.

Effect on Purchase
 Agreement:          As to any Aircraft, if * fails to arrange or provide
                     the financing support described under this Financing Term
                     Sheet, as a result of *.

* Agreement:         If a Purchaser Party enters into an * and the Purchaser *, shall have no *.

Guarantee:           The Guarantor shall unconditionally guarantee the payment
                     and performance of all of the Purchaser's obligations *.

This Financing Term Sheet is *. The terms and conditions of this Financing Term Sheet are subject to *.

It is the responsibility of Purchaser and Embraer to treat any and all information related to the form and

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

amount of any support which may be provided by Embraer and the execution of this Financing Term Sheet in a confidential manner and not to provide to any third party such information without the express written consent of the other party and then only subject to the third party agreeing to Embraer's or Purchaser's confidentiality agreement. It is acknowledged that Babcock & Brown is acting as advisor to the Purchaser *. The above does not apply where Purchaser or the applicable third party is required to disclose such information by law or compelled by court order to do so.

If Purchaser and Embraer do not enter into a purchase agreement on or before May 30, 2001, or such other date as Embraer and the Purchaser may agree upon in writing, all obligations under this Financing Term Sheet shall be deemed terminated, and all obligations of Embraer and the Purchaser fulfilled.



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------

                 AMENDMENT No. 01 TO LETTER AGREEMENT DCT-044/01

--------------------------------------------------------------------------------


This Amendment No. 01 ("Amendment 01") dated as of September __, 2001 by and between Embraer - Empresa Brasileira de Aeronautica S.A. ("Embraer") and Astral Aviation, Inc. ("Buyer"), and relates to Letter Agreement No. DCT-044/01 dated August 13, 2001 (the "Letter Agreement").

All terms defined in the Letter Agreement shall have the same meaning when used herein, and in case of any conflict between this Amendment 01 and the Letter Agreement, this Amendment shall control.

This Amendment 01 sets forth the further agreement between Embraer and the "Buyer" relative to certain changes requested by the "Buyer" in the Aircraft configuration described in Attachment "1" to the Letter Agreement.

NOW, THEREFORE, in consideration of the foregoing, Embraer and the "Buyer" do hereby agree as follows:

1. Each of the ERJ 135 LR Conversion Aircraft and ERJ 145 LR Conversion Aircraft shall have the following modifications:

       (a)    * shall be excluded from the Aircraft configuration;

       (b)    * shall be included in the Aircraft configuration.

       Due to such changes, the net weight of the ERJ 135 LR Conversion Aircraft and ERJ 145 LR Conversion Aircraft shall be *, which shall be considered in all performance guarantees *, and the Conversion Aircraft Basic Price shall be *.

2. As a result of the ERJ 135 LR Conversion Aircraft and ERJ 145 LR Conversion Aircraft configuration changes as specified above, the Parties agree that notwithstanding the provisions of the Letter Agreement the Conversion Aircraft Basic Price for each of the ERJ 135 LR Conversion Aircraft and ERJ 145 LR Conversion Aircraft shall be *. Therefore, the ERJ 135 LR Conversion Aircraft Basic Price shall be * and

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       the ERJ 145 LR Conversion Aircraft Basic Price shall be *.

3. All other provisions and conditions of the Letter Agreement, as well as its Attachment, which are not specifically amended by this Amendment 01, shall remain in full force and effect without any change.



IN WITNESS WHEREOF, Embraer and Buyer by their duly authorized officers, have entered into and executed this Amendment No. 01 to the Letter Agreement to be effective as of the date first written above.


EMBRAER - EMPRESA BRASILEIRA                ASTRAL AVIATION, INC.
DE AERONAUTICA S.A


By:  /s/ Frederico Fleury Curado            By: /s/ James P. Rankin
   ------------------------------              ---------------------------------
Name: Frederico Fleury Curado               Name:  James P. Rankin
Title: Executive Vice President             Title: President & CEO
       Airline Market


By: /s/ Flavio Rimoli
   --------------------------
Name:  Flavio Rimoli
Title: Director of Contracts

Date:  October 23, 2001                     Date:  10-19-01
Place: Sao Jose dos Campos, SP              Place: Oak Creek, WI  U.S.A.
       Brazil

Witnesses:

/s/ Carlos Martins Dutra                /s/ Patricia M. Oleniczak
---------------------------                 -----------------------------
Name: Carlos Martins Dutra              Name:  Patricia M. Oleniczak


* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------

                AMENDMENT No. 01 TO PURCHASE AGREEMENT DCT-043/01

--------------------------------------------------------------------------------


This Amendment No. 01 ("Amendment 01") dated as of September __, 2001 by and between Embraer - Empresa Brasileira de Aeronautica S.A. ("Embraer") and Astral Aviation, Inc. ("Buyer"), and relates to Purchase Agreement No. DCT-043/01 dated August 13, 2001 (the "Purchase Agreement").

All terms defined in the Purchase Agreement shall have the same meaning when used herein, and in case of any conflict between this Amendment 01 and the Purchase Agreement, this Amendment shall control.

This Amendment 01 sets forth the further agreement between Embraer and the "Buyer" relative to certain changes requested by Buyer in the Aircraft configuration described in Attachment "A" to the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing, Embraer and Buyer do hereby agree as follows:

1. Each of the Firm Aircraft and Option Aircraft shall have the following modifications:

       (a)    * shall be excluded from the Aircraft configuration;

       (b)    * shall be included in the Aircraft configuration.

       Due to such changes, the net weight of the Aircraft shall be *, which shall be considered in all performance guarantees *, and the Aircraft Basic Price shall be *.

2. As a result of the Firm Aircraft and Option Aircraft configuration changes as specified above, the Parties agree that notwithstanding the provisions of the Purchase Agreement the Aircraft Basic Price for each of the Firm Aircraft and Option Aircraft shall be *. Therefore, the Aircraft Basic Price shall *.

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

3. All other provisions and conditions of the Purchase Agreement, as well as its Attachments and Letter Agreement, which are not specifically amended by this Amendment 01, shall remain in full force and effect without any change.


IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 01 to the Purchase Agreement to be effective as of the date first written above.


EMBRAER - EMPRESA BRASILEIRA                ASTRAL AVIATION, INC.
DE AERONAUTICA S.A


By:  /s/ Frederico Fleury Curado            By: /s/ James P. Rankin
   ------------------------------              ---------------------------------
Name: Frederico Fleury Curado               Name:  James P. Rankin
Title: Executive Vice President             Title: President & CEO
       Airline Market


By: /s/ Flavio Rimoli
   --------------------------
Name:  Flavio Rimoli
Title: Director of Contracts

Date:  October 23, 2001                     Date:  October 19, 2001
Place: Sao Jose dos Campos, SP              Place: Oak Creek, WI  U.S.A.
       Brazil

Witnesses:

/s/ Carlos Martins Dutra                /s/ Patricia M. Oleniczak
---------------------------                 -----------------------------
Name: Carlos Martins Dutra              Name:  Patricia M. Oleniczak

--------------------------------------------------------------------------------

                AMENDMENT No. 02 TO PURCHASE AGREEMENT DCT-043/01

--------------------------------------------------------------------------------


This Amendment No. 02 ("Amendment 02") dated as of October __, 2001 by and between Embraer - Empresa Brasileira de Aeronautica S.A. ("Embraer") and Astral Aviation, Inc. ("Buyer"), and relates to Purchase Agreement No. DCT-043/01 dated August 13, 2001 (the "Purchase Agreement").

All terms defined in the Purchase Agreement shall have the same meaning when used herein, and in case of any conflict between this Amendment 02 and the Purchase Agreement, this Amendment 02 shall control.

This Amendment 02 sets forth the further agreement between Embraer and the "Buyer" relative to certain changes in the Firm Aircraft Contractual Delivery Dates and in the period of time to exercise the Option for the Purchase of Additional Aircraft.

NOW, THEREFORE, in consideration of the foregoing, Embraer and Buyer do hereby agree as follows:

1. The delivery Schedule in Section 5 of the Purchase Agreement is hereby deleted and replaced with the following schedule:

--------------------------------------------------------------------------------
  AIRCRAFT   CONTRACTUAL DELIVERY DATE     AIRCRAFT   CONTRACTUAL DELIVERY DATE
--------------------------------------------------------------------------------
     01               *     2003              11             *
--------------------------------------------------------------------------------
     02               *                       12             *
--------------------------------------------------------------------------------
     03               *                       13             *
--------------------------------------------------------------------------------
     04               *                       14             *
--------------------------------------------------------------------------------
     05               *                       15             *
--------------------------------------------------------------------------------
     06               *                       16             *
--------------------------------------------------------------------------------
     07               *                       17             *
--------------------------------------------------------------------------------
     08               *                       18             *
--------------------------------------------------------------------------------
     09               *                       19             *
--------------------------------------------------------------------------------
     10               *                       20             * 2006
--------------------------------------------------------------------------------

2. The first sentence of Article 21 is hereby deleted and replaced with the following text:

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       "Buyer shall have the option to purchase up to twenty (20) Option Aircraft provided however that the Option Aircraft shall be exercised *."

3. All other provisions and conditions of the Purchase Agreement, as well as its Attachments, which are not specifically amended by this Amendment 02, shall remain in full force and effect without any change.


IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 02 to the Purchase Agreement to be effective as of the date first written above.

EMBRAER - EMPRESA BRASILEIRA                ASTRAL AVIATION, INC.
DE AERONAUTICA S.A


By:  /s/ Frederico Fleury Curado            By: /s/ James P. Rankin
   ------------------------------              ---------------------------------
Name: Frederico Fleury Curado               Name:  James P. Rankin
Title: Executive Vice President             Title: President & CEO
       Airline Market


By: /s/ Flavio Rimoli                       By: ___________________________
   --------------------------
Name:  Flavio Rimoli                        Name: _________________________
Title: Director of Contracts
                                            Title: ________________________
Date:  October 23, 2001
Place: Sao Jose dos Campos, SP
       Brazil                               Date: __________________________

Witnesses:                                  Place: _________________________

/s/ Carlos Martins Dutra
---------------------------                 By:_____________________________
Name: Carlos Martins Dutra
                                            Name: __________________________



* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

--------------------------------------------------------------------------------

                AMENDMENT No. 03 TO PURCHASE AGREEMENT DCT-043/01

--------------------------------------------------------------------------------


This Amendment No. 03 ("Amendment 03") dated as of March 6, 2002 by and between Embraer - Empresa Brasileira de Aeronautica S.A. ("Embraer") and Astral Aviation, Inc. ("Buyer"), and relates to Purchase Agreement No. DCT-043/01 dated August 13, 2001, as amended from time to time (the "Purchase Agreement").

All terms defined in the Purchase Agreement shall have the same meaning when used herein, and in case of any conflict between this Amendment 03 and the Purchase Agreement, this Amendment 03 shall control.

This Amendment 03 sets forth the further agreement between Embraer and the "Buyer" relative to certain changes in the Firm Aircraft Contractual Delivery Dates.

NOW, THEREFORE, in consideration of the foregoing, Embraer and Buyer do hereby agree as follows:

1.     FIRM AIRCRAFT

Article 5 of the Purchase Agreement is hereby deleted and replaced by the following:

       "5.    DELIVERY

       5.1 Subject to payment in accordance with Article 4 hereof and the provisions of Articles 7 and 9 hereof, the Aircraft shall be offered by Embraer to Buyer, by means of a written notice, for inspection, acceptance and subsequent delivery in F.A.F. condition, at Sao Jose dos Campos, State of Sao Paulo, Brazil, according to the following schedule:

--------------------------------------------------------------------------------

  AIRCRAFT   CONTRACTUAL DELIVERY DATE     AIRCRAFT    CONTRACTUAL DELIVERY DATE
--------------------------------------------------------------------------------
     01                 *  2004               11                   *
--------------------------------------------------------------------------------
     02                 *                     12                   *
--------------------------------------------------------------------------------
     03                 *                     13                   *
--------------------------------------------------------------------------------
     04                 *                     14                   *
--------------------------------------------------------------------------------
     05                 *                     15                   *
--------------------------------------------------------------------------------
     06                 *                     16                   *
--------------------------------------------------------------------------------
     07                 *                     17                   *
--------------------------------------------------------------------------------
     08                 *                     18                   *
--------------------------------------------------------------------------------
     09                 *                     19                   *
--------------------------------------------------------------------------------
     10                 *                     20                   *  2007
--------------------------------------------------------------------------------

* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

       5.2    *


2.     MISCELLANEOUS

All other provisions and conditions of the Purchase Agreement, as well as its Attachments, which are not specifically amended by this Amendment 03, shall remain in full force and effect without any change.




              [REMAINDER OF THIS HAS BEEN LEFT BLANK INTENTIONALLY]




* Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

IN WITNESS WHEREOF, Embraer and Buyer, by their duly authorized officers, have entered into and executed this Amendment No. 03 to the Purchase Agreement to be effective as of the date first written above.


EMBRAER - EMPRESA BRASILEIRA                ASTRAL AVIATION, INC.
DE AERONAUTICA S.A


By:  /s/ Frederico Fleury Curado            By: /s/ James P. Rankin
   ------------------------------              ---------------------------------
Name: Frederico Fleury Curado               Name:  James P. Rankin
Title: Executive Vice President             Title: President & CEO
       Airline Market



By: /s/ Satoshi Yokota                     By: ___________________________
   ----------------------------
Name: Satoshi Yokota                       Name: _________________________

Title: Executive Vice President            Title: ________________________
       Industrial


Date: March 7, 2002                        Date: 3-6-02

Place: Sao Jose Dos Compos, SP             Place: Oak Creek, WI
       Brazil



WITNESS:

/s/ Carlos Martins Dutra                   By: ___________________________
---------------------------
Name: Carlos Martins Dutra                 Name:__________________________